Exhibit 99.1

Risks Related to the Business of diaDexus

The combined enterprise after the Transaction will continue the business of diaDexus.  The following risk factors related to the business of diaDexus will continue to be risk factors of the combined enterprise.

Shipment of the diaDexus PLAC TIA Test was recently suspended and diaDexus may be unable to obtain clearance to reintroduce the product.

On May 10, 2010, diaDexus began notifying its customers that it had temporarily suspended the commercialization of the PLAC Turbidimetric Immunoassay (TIA) Test, and asked customers to discontinue use of this product, due to heterophilic interference observed in a small number of samples tested.  diaDexus plans to submit a premarket notification to the United States Food and Drug Administration (the “FDA”) seeking clearance under Section 510(k) of the Federal Food, Drug and Cosmetic Act (the “FDCA”) to market an enhanced PLAC TIA product that addresses the heterophilic interference observed in the current PLAC TIA product.  The diaDexus PLAC ELISA Test product is not affected by this suspension and remains commercially available.  To facilitate continued reporting of Lp-PLA2 results in the interim, certain customers have switched to using the PLAC ELISA Test product and diaDexus is also referring customers to a selection of laboratories that provide PLAC ELISA testing.

diaDexus’ 510(k) submission for the enhanced PLAC TIA product will include data from ongoing tests that are designed to address the heterophilic interference observed in the prior version of the product.  Even if diaDexus completes its tests as planned, the company cannot be certain that the results will support clearance of the new 510(k) or that the FDA will agree with diaDexus’ interpretations of the data.  The FDA may request diaDexus to conduct additional testing and/or clinical trials involving human subjects in order to support clearance of the 510(k).  Any such requests may delay clearance of the 510(k) for the enhanced PLAC TIA product and significantly increase the costs associated with the submission.  Further, even if diaDexus completes all testing required by FDA, there can be no guarantee that the FDA will ultimately clear the 510(k) submission on a timely basis, or at all.  Failure to receive clearance on a timely basis (or at all) could result in a loss of customers and have an adverse effect on diaDexus’ financial condition and its ability to maintain or expand its business.

diaDexus is an early stage company and has engaged in only limited sales and marketing activities for its first product, the PLAC Test, which aids in assessing risk for both heart attack and ischemic stroke associated with atherosclerosis.

diaDexus’ products may never gain significant acceptance in the marketplace and therefore never generate substantial revenue or profits for diaDexus.  As is the case with all novel biomarkers, diaDexus must establish a market for our PLAC Test and build that market through physician education and awareness programs.  Publication in peer review journals of results from outcome studies using diaDexus products will be an important consideration in the adoption by physicians and in the coverage by insurers of diaDexus products.  diaDexus’ ability to successfully commercialize the PLAC Test and other diagnostic products will depend on numerous factors, including:

•	whether healthcare providers believe diaDexus’ PLAC Test and any other diagnostic tests that diaDexus successfully develops provide sufficient incremental clinical utility;

•	whether diaDexus is able to demonstrate that treatment of individuals based on their Lp-PLA2 levels improves clinical outcomes in prospective clinical studies; and

•
whether health insurers, government health programs and other third-party payors will cover and pay for diaDexus’ diagnostic tests and the amounts they will reimburse.  Third-party payors often challenge the price and cost-effectiveness of medical products and services.  diaDexus cannot assure that any of its products will be reimbursed by third-party payors or that the level of reimbursement will be sufficient to realize a profit.  The health care reimbursement system is in a constant state of change, including changes due to the enactment earlier this year of federal healthcare reform, and any change may adversely impact diaDexus’ business.

These factors may present obstacles to commercial acceptance of diaDexus products, and diaDexus may need to devote substantial time and money to surmount these obstacles, and it might not be successful.

diaDexus is reliant on the commercial success of its PLAC Test products.

diaDexus is largely dependent on its main product line, the PLAC Test.  diaDexus expects that the PLAC Test products will account for a substantial portion of its revenue for the foreseeable future.  diaDexus does not know if its PLAC Test products will be successful over the long-term and it is possible that the demand for the product may decline over time.  Any decline in demand or the failure of the diaDexus PLAC Test products to significantly penetrate current or new markets may negatively impact diaDexus’ business, financial condition and results of operations.

The business of diaDexus is dependent on its ability to successfully develop and commercialize novel diagnostic products and services based on biomarkers.  If diaDexus fails to develop and commercialize diagnostic products, diaDexus may be unable to execute its business plan.

diaDexus’ long-term ability to generate product-related revenue will depend in part on its ability to develop additional formats or versions of the PLAC Test and other new diagnostic products.  If internal efforts do not generate sufficient product candidates, diaDexus will need to identify third parties that wish to collaborate with diaDexus to develop new products and applications.  diaDexus’ ability to successfully pursue third-party relationships will depend in part on its ability to negotiate acceptable license and related agreements.  Even if diaDexus is successful in establishing collaborative arrangements, they may never result in the successful development or commercialization of any product candidate or the generation of any sales or royalty revenues.  In addition, the markets for diaDexus’ products and services are characterized by rapid technological developments and innovations.  diaDexus’ success will depend in large part on its ability to correctly identify emerging trends, enhance capabilities, and develop and manufacture new products quickly, in a cost-effective manner, and at competitive prices.  The development of new and enhanced products is a complex and costly process.  diaDexus may need to make substantial capital expenditures and incur significant research and development costs to develop and introduce such new products and enhancements.  diaDexus’ choices for developing products may prove incorrect if customers do not adopt the products it develops or if the products ultimately prove to be medically or commercially unviable.  Development schedules also may be adversely affected as the result of the discovery of performance problems.  If diaDexus fails to timely develop and introduce competitive new products or additional formats of its existing products, its business, financial condition and results of operations may be adversely affected.

diaDexus is subject to extensive regulation by the FDA and other regulatory agencies and failure to comply with such regulation could have a material adverse effect on its business, financial condition and results of operations.

The business of diaDexus and its medical device products, including the PLAC Test, are subject to extensive regulation by the FDA and other federal, state and foreign regulatory agencies.  These laws and regulations govern many aspects of diaDexus’ products and operations, and the products and operations of diaDexus’ suppliers and distributors, including premarket clearance and approval, design, development and manufacturing, labeling, packaging, safety and adverse event reporting, recalls, storage, advertising, promotion, sales and record keeping.  Failure to comply with these laws and regulations could result in, among other things, warning letters, civil penalties, delays in clearance or approval of diaDexus’ products, recalls and other operating restrictions, all of which could cause diaDexus to incur significant expenses.

Before diaDexus may market a new medical device product, or a new use of, or claim for, or significant modification to, our existing products, we must receive 510(k) clearance or premarket approval.  diaDexus may not obtain regulatory clearance or approval of its products when expected, if at all.  In addition, even if a product reaches the market, the subsequent discovery of previously unknown problems with a product may result in restrictions on the product, including recall or withdrawal of the product from the market.  diaDexus is also subject to routine inspection by the FDA and certain state agencies for compliance with Quality System Regulation ( “QSR”), which establishes the good manufacturing practices for medical devices, and Medical Device Reporting regulations, which require diaDexus to report to the FDA any incident in which one of its products may have caused or contributed to a death or serious injury or malfunctioned in a way that could cause death or serious injury.  Although diaDexus believes that it has adequate processes in place to ensure compliance with these requirements, the FDA or other regulatory bodies could force diaDexus to stop manufacturing, selling or exporting diaDexus products if it concludes that diaDexus is out of compliance with applicable regulations.  Further, the ability of diaDexus’ suppliers to supply critical components or materials and of diaDexus’ distributors to sell its products could be adversely affected if their operations are determined to be out of compliance.  The FDA and other regulatory bodies could also require diaDexus to recall products if diaDexus fails to comply with applicable regulations, which could force diaDexus to stop manufacturing such products.  Such actions by the FDA and other regulatory bodies could adversely affect diaDexus’ revenues and results of operations.  In addition, while diaDexus does not provide healthcare services, submit claims for third-party reimbursement, or receive payments directly from Medicare, Medicaid or other third-party payors for its products, a number of healthcare fraud and abuse and health information privacy and security laws could have a significant impact on diaDexus’ business and operations.  Many national, regional and local laws and regulations, including the recently-enacted healthcare reform legislation, have not been fully implemented by the regulatory authorities or adjudicated by the courts, and their provisions are open to a variety of interpretations.  In the ordinary course of business, diaDexus must frequently make judgments with respect to compliance with applicable laws and regulations.  If regulators subsequently disagree with the manner in which diaDexus has sought to comply with these regulations, diaDexus could be subjected to various sanctions, including substantial civil and criminal penalties, as well as product recall, seizure or injunction with respect to the sale of diaDexus’ products.  Such sanctions could severely impair diaDexus’ reputation within the industry and any limitation on its ability to manufacture and market its products could have a material adverse effect on its business.  See also the risk factor entitled “Shipment of the diaDexus PLAC TIA Test was recently suspended and diaDexus may be unable to obtain clearance to reintroduce the product” in this section.

diaDexus relies on sole source third parties to manufacture and supply its main reagent and the different formats of the PLAC Test.  Any problems experienced by these vendors could result in a delay or interruption in the supply of product until the vendor cures the problem or until diaDexus locates and qualifies an alternative source of supply or contract manufacturing.

diaDexus currently depends on sole source, third party manufacturers to manufacture and supply its main reagent and the different formats of its PLAC Test.  diaDexus’ reliance on these manufacturers subjects diaDexus to several unpredictable risks that could lead to a disruption of its operations, including delays in production, failure to meet diaDexus specifications or the QSR and other regulatory requirements, fluctuations in product quality and quantity due to changes in demand from other customers of these third party manufacturers, the inability to meet diaDexus’ needs if demand for diaDexus’ products increases significantly, and damage or other interruptions to facilities.  If diaDexus undertakes to negotiate terms of supply with another manufacturer or other manufacturers to reduce its reliance on these manufacturers, its relationships could be harmed.  Any interruption in the supply of reagents or product or the inability to obtain reagents or final product from alternate sources in a timely manner could impair diaDexus’ ability to supply the PLAC Test and to meet the demands of its customers, which would have an adverse effect on its business.

The future success of diaDexus depends on its ability to retain its Chief Executive Officer and other key employees and to attract, retain and motivate qualified personnel.

diaDexus depends on the efforts and abilities of Patrick Plewman, its Chief Executive Officer, along with other senior management, its research and development staff and a number of other key management, sales, support, technical and services personnel.  Competition for experienced, high-quality personnel exists, and diaDexus cannot assure that it can continue to recruit and retain such personnel.  diaDexus’ failure to hire and retain such personnel would impair diaDexus’ ability to develop new products and manage its business effectively.

diaDexus licenses key intellectual property from GlaxoSmithKline and ICOS, and diaDexus’ contractual relationships have certain limitations.

diaDexus has an exclusive license from GlaxoSmithKline LLC (“GlaxoSmithKline”) and a co-exclusive license from ICOS Corporation (“ICOS”) to practice and commercialize technology covered by several issued and pending United States patents and their foreign counterparts.  The majority of patents that relate to products currently sold by diaDexus will begin to expire in mid-2014.

Several of diaDexus’ collaboration agreements with GlaxoSmithKline and ICOS provide for licenses to diaDexus of intellectual property that is important to its business, and diaDexus may enter into additional agreements in the future with GlaxoSmithKline or with other third parties that provide in-licenses of valuable technology.  These licenses impose, and future licenses may impose, various commercialization, milestone and other obligations on diaDexus, including the obligation to terminate diaDexus’ use of patented subject matter under certain circumstances.  If a licensor becomes entitled to, and exercises, termination rights under a license, diaDexus could lose valuable rights and its ability to develop its current and future products.  diaDexus’ business may suffer if any current or future licenses terminate, if the licensors fail to abide by the terms of the license or fail to prevent infringement by third parties, if the licensed patents or other rights are found to be invalid or if diaDexus is unable to enter into necessary licenses on acceptable terms.

If the combination of patents, trade secrets, trademarks, and contractual provisions that diaDexus relies on to protect its intellectual property proves inadequate, its ability to successfully commercialize its products will be harmed and it may never be able to operate its business profitably.

diaDexus’ success depends, in large part, on its ability to protect proprietary discoveries, technology and diagnostic tests that it develops under the patent and other intellectual property laws of the United States and other countries, so that diaDexus can seek to prevent others from unlawfully using its inventions and proprietary information.

Additionally, diaDexus has filed or has license rights to a number of patent applications that are in an early stage of prosecution, and diaDexus cannot make any assurances that any of the pending patent applications will result in patents being issued.  In addition, due to technological changes that may affect diaDexus’ proposed products or judicial interpretation of the scope of its patents, its proposed products might not, now or in the future, be adequately covered by its patents.

Any inability to protect diaDexus’ proprietary technologies and product candidates adequately could harm diaDexus’ competitive position.

diaDexus will be able to protect its proprietary rights from unauthorized use by third parties only to the extent that its proprietary technologies are covered by valid and enforceable patents or are effectively maintained as trade secrets.  diaDexus plans to continue to apply for patents covering its technologies and products as it deems appropriate.  diaDexus cannot make assurances that its pending patent applications will issue as patents and, if they do, whether the scope of such claims will be sufficiently broad to prevent third parties from utilizing diaDexus technologies, commercializing diaDexus discoveries or developing competing products.  Any patents diaDexus currently holds, or obtains in the future, may not be sufficiently broad to prevent others from utilizing its technologies, commercializing its discoveries or developing competing technologies and products.  Furthermore, third parties may independently develop similar or alternative technologies or design around diaDexus’ patented technologies.  Third parties may challenge or invalidate diaDexus’ patents, or diaDexus’ patents may fail to provide it with any competitive advantage.

diaDexus has rights to patents and patent applications owned by GlaxoSmithKline, Human Genome Sciences, Inc. (“Human Genome Sciences”) and ICOS that provide important protection on the composition of matter and utility of diaDexus products and product candidates.  diaDexus does not, however, directly control the prosecution and maintenance of all of these patents.  GlaxoSmithKline, Human Genome Sciences and ICOS may not fulfill their obligations as licensors and may allow these patents to go abandoned or may not pursue meaningful claims for diaDexus products.  Also, while the United States Patent and Trademark Office has issued diagnostic patents covering utility or methods, diaDexus does not know whether or how courts will enforce these patents.  If a court finds these types of inventions to be unpatentable or interprets them narrowly, the benefits of diaDexus’ patent strategy may not materialize.  If any or all of these events occur, the value of diaDexus’ intellectual property could be diminished.

diaDexus has a history of net losses, and diaDexus may never achieve or maintain profitability.

diaDexus has incurred net losses since its inception, including losses of $14.8 million, $9.6 million and $5.3 million in 2007, 2008 and 2009, respectively.  As of December 31, 2009, diaDexus had an accumulated deficit of $179 million.  diaDexus expects to incur losses and negative cash flow at least until 2012 and possibly beyond.  If diaDexus is unable to execute its commercialization strategy to achieve profitability, or if the time required to achieve profitability is longer than diaDexus anticipates, diaDexus may not be able to continue its business.  Even if diaDexus does achieve profitability, diaDexus may not be able to sustain or increase profitability on a quarterly or annual basis.

diaDexus may need to raise additional funds in the future.  If diaDexus is unable to secure adequate funds on terms acceptable to it, it may be unable to execute its business plan.

Until such time that diaDexus can generate substantial product revenues, diaDexus will be required to finance its operations with its existing cash resources.  Even subsequent to the Transaction, diaDexus may need to raise additional funds in the future to support its operations.  diaDexus can not be certain that additional capital will be available as needed or on acceptable terms, or at all.  If the combined enterprise does raise additional funds through the issuance of equity or convertible securities, the percentage ownership of holders of VaxGen common stock could be significantly diluted and these newly issued securities may have rights, preferences or privileges senior to those of holders of VaxGen common stock.  If the combined enterprise obtains debt financing, a substantial portion of its operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on the combined enterprise’s operations.  If the combined enterprise raises additional funds through collaborations and licensing arrangements, the combined enterprise could be required to relinquish significant rights to diaDexus technologies or diaDexus products or grant licenses on terms that are not favorable to it.  If funds are not available under acceptable terms, the combined enterprise may be unable to execute its business plan.